Exhibit 99.1

Qumu Announces Preliminary Fourth Quarter and Year End 2017 Results
Fourth Quarter and Year End 2017 Conference Call Scheduled for March 7, 2018

Minneapolis, MN – February 9, 2018 – Qumu Corporation (NASDAQ: QUMU) today announced preliminary financial results for the fourth quarter and year ended December 31, 2017, which remain subject to customary annual audit procedures.

Fourth quarter 2017 revenue is expected to be in the range of $7.0 million to $7.4 million, compared to $9.3 million in last year’s fourth quarter and previously issued guidance for the fourth quarter in the range of $8.5 million to $9.5 million. Fourth quarter 2017 net loss per diluted share is expected to be in the range of $(0.38) to $(0.34), compared to $(0.04) in last year’s fourth quarter. The Company’s previously issued guidance for the fourth quarter 2017 net loss was the range of $(1.4) million to $(900,000), or $(0.15) to $(0.10) per diluted share.

Full year 2017 revenue is expected to be in the range of $28.0 million to $28.4 million, compared to $31.7 million last year and previously issued guidance for full year 2017 in the range of $29.4 million to $30.4 million. Full year 2017 net loss per diluted share is expected to be in the range of $(1.29) to $(1.25), compared to $(1.23) last year. The Company’s previously issued guidance for full year 2017 net loss was the range of $(9.9) million to $(9.4) million, or $(1.05) to $(1.00) per diluted share.

Net loss per diluted share for the fourth quarter and full year 2017 reflects $1.5 million, or approximately $0.16 per diluted share, of interest expense in connection with the incremental amortization of deferred financing costs related to modification of the Company’s term note agreement during the fourth quarter 2017.

The Company will provide final fourth quarter and year end 2017 results on March 6, 2018.

"Our financial results are disappointing to our team," said Vern Hanzlik, Qumu’s President and CEO. “We are taking steps to accelerate sales execution and an enterprise-wide customer success initiative which is being led by Chance Mason, our new EVP of Worldwide Sales and Business Development. Chance joined us on January 8 and brings 15 years of sales and operational leadership experience in the video platform market.

“In recent months, we have added several strategic hires including our new Chief Financial Officer, VP of Marketing and VP of Worldwide Channel and Alliances,” Hanzlik continued. “I’m confident we have the management team in place to position Qumu for strong performance within the growing enterprise video market.”

Qumu’s Chief Financial Officer, Dave Ristow added, “Qumu is taking steps to improve financial performance in 2018 and to set ourselves up for long-term performance in the marketplace. These efforts, plus our new, more flexible credit facility, will help us manage the business and invest in our future.”

Conference Call
Qumu Corporation will hold its conference call and webcast to review financial results for the fourth quarter and year ended December 31, 2017 on Wednesday, March 7, 2018 at 10:00 a.m. Eastern Time. The earnings announcement will be issued after the market closes on March 6, 2018.

The dial-in numbers for the conference call are 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website, www.qumu.com. Webcasts will be archived on Qumu’s website.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu (NASDAQ: QUMU) helps the world’s largest companies realize the value of putting video to work for their digital workforce. Organizations use Qumu software to create, manage and share video—live streaming and on demand—turning video into an always-on resource and connecting thousands of stakeholders across a single enterprise.

Contact:
Dave Ristow, CFO
Qumu Corporation
612-638-9045